McGladrey & Pullen, LLP
                  Certified Public Accountants and Consultants



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our reports dated December 5, 1997 on the financial statements of the following funds referred to therein, both of which are series of PIC Investment Trust; which financial statements are incorporated by reference in Post-Effective Amendment No. 22 to the Trust's Registration Statement.

                  Pinnacle Balanced Fund
                  Pinnacle Growth Fund
                  Pinnacle Mid Cap Fund
                  Pinnacle Small Company Growth Fund

We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Custodian and Auditors".


                                                     /s/ McGladrey & Pullen, LLP
                                                     McGladrey & Pullen, LLP


New York, New York
September 29, 1998